UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018 (April 25, 2018)

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-28167	52-2126573
(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska 99503-6091

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) (907) 297-3000

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On April 25, 2018, the Board of Directors (the “Board”) of Alaska Communications Systems Group, Inc., a Delaware corporation (“Alaska Communications”), acting upon the recommendation of the Board’s Nominating and Corporate Governance Committee, unanimously determined, in consultation with its legal advisors, that the purported notice of nominations (the “Nominating Notice”) that TAR Holdings LLC, a New Jersey limited liability company of which Karen S. Singer is the sole member (“TAR Holdings”), submitted to Alaska Communications on February 9, 2018, the last date for Alaska Communications stockholders to submit advance notices of nominations of proposed candidates for election to the Board at the 2018 annual meeting of Alaska Communications’ stockholders (the “2018 Annual Meeting”) pursuant to Alaska Communications’ Amended and Restated Bylaws (the “Bylaws”), as such date was extended, from February 6, 2018 to February 9, 2018, by the Board, does not comply with the Bylaws in numerous material respects, particularly Article II, Section 8 of the Bylaws, and that, accordingly, TAR Holdings has not submitted to Alaska Communications a timely and proper advance notice of nominations in compliance with the Bylaws.

On April 26, 2018, Alaska Communications sent a letter (the “Letter”) to TAR Holdings indicating that the Board, acting upon the recommendation of the Nominating and Corporate Governance Committee, had determined that the Nominating Notice does not comply with the Bylaws and that, accordingly, TAR Holdings had not submitted to Alaska Communications a timely and proper advance notice of nomination in compliance with the Bylaws. The Letter also indicated that, given the Board’s determination with respect to the Nominating Notice, if TAR Holdings attempted to nominate its purported proposed candidates for election to the Board at the 2018 Annual Meeting, then, in accordance with the Bylaws, such purported proposed candidates would be disregarded and any ballots cast for such purported proposed candidates would be void. The Letter further indicated that, notwithstanding the Board’s determination that the Nominating Notice did not comply with the Bylaws, Alaska Communications remained interested in continuing to discuss a possible settlement with TAR Holdings that contemplated adding to the Board two new independent directors recommended by TAR Holdings.

A copy of the Letter is filed as Exhibit 99.1 hereto and is incorporated by reference in this Item 8.01 in its entirety. The foregoing description of the Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

99.1	Letter from Alaska Communications Systems Group, Inc. to TAR Holdings LLC dated April 26, 2018.

Important Additional Information And Where To Find It

Alaska Communications, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Alaska Communications’ stockholders in connection with the matters to be considered at Alaska Communications’ 2018 Annual Meeting of Stockholders. Information regarding the names of Alaska Communications’ directors and executive officers and their respective interests in Alaska Communications by security holdings or otherwise can be found in Alaska Communications’ proxy statement for its 2017 Annual Meeting of Stockholders, filed with the SEC on April 27, 2017. To the extent holdings of Alaska Communications’ securities have changed since the amounts set forth in Alaska Communications’ proxy statement for its 2017 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Alaska Communications intends to file a proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies from Alaska Communications stockholders in connection with the matters to be considered at Alaska Communications’ 2018 Annual Meeting of Stockholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in Alaska Communications’ proxy statement for its 2018 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY ALASKA COMMUNICATIONS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, the accompanying WHITE proxy card, and other documents filed by Alaska Communications with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Alaska Communications’ corporate website at www.alsk.com, by writing to Alaska Communications’ Corporate Secretary at Alaska Communications Systems Group, Inc., 600 Telephone Avenue, Anchorage AK 99503 or by contacting Alaska Communications’ investor relations department at (907) 564-7556.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2018	ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary

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